Exhibit 10.1

CBL INTERNATIONAL LIMITED

2026 EQUITY INCENTIVE PLAN

Section 1	Purpose.

The purpose of CBL International Limited 2026 Equity Incentive Plan (as amended from time to time, the “Plan”) is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of CBL International Limited (the “Company” and, together with its Subsidiaries, the “Group”), thereby furthering the best interests of the Company and its shareholders.

Section 2	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Affiliate” means any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company.

(b)	“Award” means any Option, SAR, Restricted Share, RSU, Performance Award, Share Bonus Award, Other Cash-Based Award or Other Share-Based Award granted under the Plan.

(c)	“Award Agreement” means any agreement, contract or other instrument or document (including in electronic form) evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d)	“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(e)	“Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death. If no such Person can be named or is named by a Participant, or if no Beneficiary designated by a Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at a Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(f)	“Board” means the Board of Directors of the Company.

(g)	“Cause” is as defined in the Participant’s Service Agreement, if any, or if not so defined, means: (i) a material breach by the Participant of any agreement between the Participant and the Company or any member of the Group; (ii) a material failure by the Participant to comply with the Company or any member of the Group’s written policies or rules; (iii) the Participant commits any illegal act and is or is reasonably expected to be convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude in any applicable jurisdiction; (iv) the Participant breaches any obligation that such Participant owes to the Company or any Subsidiary under any agreement, including the relevant Service Agreement, confidentiality or intellectual property rights assignment agreement, non-compete and non-solicitation agreement or this Plan or any exhibit hereof, as applicable, or (v) the Participant takes any other action that causes or may cause a material adverse effect on the Group’s business, reputation or property.

(h)	“Change in Control” means the occurrence of any one or more of the following events:

(i)	any Person, other than (A) any employee plan established by the Company or any Subsidiary, (B) the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company, is (or becomes, during any 12-month period) the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the total voting power of the shares of the Company; provided that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below;

(ii)	a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided that, any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, shall in any event be considered to be a member of the Existing Board;

(iii)	the consummation of a merger, amalgamation or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with such a transaction pursuant to applicable stock exchange requirements; provided that, immediately following such transaction the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such transaction or parent entity thereof) 50% or more of the total voting power and total fair market value of the Company’s shares (or, if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power and total fair market value of the stock of such surviving entity or parent entity thereof); and provided further that, such a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of either the then-outstanding Shares or the combined voting power and total fair market value of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or

(iv)	the sale or disposition by the Company of all or substantially all of the Company’s assets in which any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Notwithstanding the foregoing, (A) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (B) no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any Person that is considered to effectively control the Company. In no event will a Change in Control be deemed to have occurred if any Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that effects a Change in Control. Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.

(i)	“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(j)	“Committee” means a compensation committee or other committee duly established and authorized by the Board. If there is no such duly authorized committee of the Board, references herein to the “Committee” shall refer to the Board.

(k)	“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or a Subsidiary, provided that, the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(l)	“Director” means any member of the Board or the board of directors of any Subsidiary.

(m)	“Disability” means, with respect to any Participant, as defined in the Participant’s Service Agreement or, if not so defined, a physical or mental incapacity that prevents the Participant from performing the essential functions of the Participant’s position with the Group for a period of at least one hundred eighty (180) consecutive days, as determined by the Committee.

(n)	“Effective Date” means November 5, 2026.

(o)	“Employee” means any individual, including any officer, employed on a full-time basis by the Company or any Subsidiary. The Committee shall have the discretion to determine if individuals employed on a part-time basis or other service provider arrangements are eligible as Employees under this Plan, consistent with applicable law.

(p)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(q)	“Fair Market Value” means (i) with respect to Shares, if the Shares are listed on a stock exchange, the closing price of a Share on the applicable date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded on a stock exchange, the fair market value of a Share as determined in good faith by the Committee in a manner consistent with Section 409A of the Code, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. For purposes of granting Options or SARs intended to be exempt from or comply with Section 409A of the Code, Fair Market Value shall be determined by the Committee in good faith using a reasonable valuation method in accordance with the regulations under Section 409A of the Code.

(r)	“Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.

(s)	“Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6.

(t)	“Other Cash-Based Award” means an Award granted pursuant to Section 12, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

(u)	“Other Share-Based Award” means an Award granted pursuant to Section 12 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.

(v)	“Participant” means the recipient of an Award granted under the Plan.

(w)	“Performance Award” means an Award granted pursuant to Section 10.

(x)	“Performance Period” means the period established by the Committee with respect to any Performance Award during which the performance goals specified by the Committee with respect to such Award are to be measured.

(y)	“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(z)	“Personal Data” means (i) any data or information that relates to or is reasonably capable of being directly or indirectly associated with an identified or identifiable individual or household and (ii) any other data or information that is otherwise considered “personal data,” “personal information,” “personally identifiable information,” or any term of comparable intent, under applicable laws or regulations relating to the collection, use, transfer, deletion, protection or other processing of such data or information.

(aa)	“Restricted Share” means any Share subject to certain restrictions and forfeiture conditions, granted pursuant to Section 8.

(bb)	“Retirement” means a Participant’s Termination of Service (other than for Cause) on or after attaining age 65 with at least five (5) years of continuous service with the Group, or as otherwise determined by the Committee in the applicable Award Agreement.

(cc)	“RSU” means a contractual right granted pursuant to Section 9 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.

(dd)	“SAR” means a right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant.

(ee)	“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Securities Act shall include any successor provision thereto.

(ff)	“Service Agreement” means any employment, severance, consulting or similar agreement between the Company or any of its Affiliates and a Participant.

(gg)	“Share” or “Shares” mean the Class B ordinary shares, par value US$0.0013 per share, of the Company.

(hh)	“Share Limit” has the meaning set forth in Section 5(a).

(ii)	“Share Bonus Award” means an Award granted pursuant to Section 11.

(jj)	“Subsidiary” means an entity of which the Company directly or indirectly holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the voting securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of the Plan shall be determined by the Committee.

(kk)	“Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.

(ll)	“Termination of Service” means, in the case of a Participant who is an Employee, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any Subsidiary, or, in the case of a Participant who is a Consultant, non-employee Director or other service provider, the date the performance of services for the Company or any Subsidiary has ended; provided that, in the case of a Participant who is an Employee, the transfer of employment from the Company to a Subsidiary, from a Subsidiary to the Company, from one Subsidiary to another Subsidiary or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or a Subsidiary as a Director or Consultant shall not be deemed a cessation of service that would constitute a Termination of Service; provided further that, a Termination of Service shall be deemed to occur for a Participant employed by, or performing services for, a Subsidiary when such Subsidiary ceases to be a Subsidiary unless such Participant’s employment or service continues with the Company or another Subsidiary. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation of service” (as such term is defined under Section 409A of the Code).

Section 3	Eligibility.

(a)	Any Employee, non-employee Director or Consultant of the Company or its Subsidiaries shall be eligible to be selected to receive an Award under the Plan, to the extent that an offer or receipt of an Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(b)	Holders of equity compensation awards granted by a company that is acquired by the Company (or whose business is acquired by the Company) or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.

Section 4	Administration.

(a)	Administration of the Plan. The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan. The Board may at any time exercise any of the rights and duties of the Committee under the Plan.

(b)	Delegation of Authority. To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Options and SARs or other Awards in the form of Share, and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law.

(c)	Authority of Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full discretion and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the type and number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award and prescribe the form of each Award Agreement, which need not be identical for each Participant; (v) determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) amend terms or conditions of any outstanding Awards; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect (including any actions required under the applicable clawback rules of a securities exchange); (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

Section 5	Shares Available for Awards.

(a)	Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the number of Shares available for issuance under the Plan shall be an aggregate 375,000 Shares (the “Share Limit”); provided that, the Share Limit shall be increased automatically on first day of each fiscal year, as a result of which increase the Share Limit immediately after each such increase shall equal 25% of the number of Shares outstanding on the last day of the prior fiscal year. Notwithstanding the foregoing, the Board may act prior to the first day of any fiscal year, to provide that there shall be no increase in the Share Limit for such fiscal year or that the increase in the Share Limit for such fiscal year shall be a lesser number of Shares than would otherwise occur pursuant to the preceding sentence. Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.

(b)	If any Award is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award may, at the discretion of the Committee, again be available for grant under the Plan. All unvested Restricted Shares will be forfeited to the Company and will again be available for grant under the Plan. The following shall not become available again for issuance under the Plan: (i) any Shares withheld in respect of taxes relating to any Award and (ii) any Shares tendered or withheld to pay the exercise price of Options.

(c)	In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, share subdivision, share consolidation, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 20 and applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:

(i)	the number and class of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a);

(ii)	the number and class of Shares (or other securities) subject to outstanding Awards;

(iii)	the grant, acquisition, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(iv)	the terms and conditions of any outstanding Awards, including the performance criteria of any Performance Awards; provided that, the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d)	Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares repurchased by the Company held in treasury.

(e)	Options granted under the Plan are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code.

(f)	Notwithstanding any other provision of this Plan, the Company shall not be required to issue Shares under the Plan or any Award Agreement that would cause it to exceed its authorised share capital.

(g)	Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (determined as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any non-employee Director during any fiscal year, taken together with any cash fees paid to such non-employee Director during such fiscal year in respect of such non-employee Director’s service as a member of the Board, shall not exceed US$1,000,000. The Board may make exceptions to this limit for a non-executive chair of the Board or in extraordinary circumstances, provided that the non-employee Director receiving such additional compensation does not participate in the decision to award such compensation.

Section 6	Options.

The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)	The exercise price (“Exercise Price”) per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that the exercise price per Share of any Option granted to a Participant who is subject to U.S. taxation shall not be less than 100% of the Fair Market Value of a Share on the date of grant; and, provided further, that notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Share.

(b)	Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and as set forth in the applicable Award Agreement, and shall expire after such period, not to exceed ten (10) years from the date of grant, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement:

(i)	an Option shall vest and become exercisable with respect to 100% of the Shares subject to such Option on the date of grant;

(ii)	the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for:

(A)	one year following termination of employment or service by reason of such Participant’s death or Disability, but not later than the expiration of the Option Period;

(B)	for directors, officers and employees of the Company only, for the remainder of the Option Period following termination of employment or service by reason of such Participant’s Retirement;

(C)	90 calendar days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and

(iii)	both the unvested and the vested portion of an Option shall immediately expire upon the termination of the Participant’s employment or service by the Company for Cause.

(c)	The Committee shall determine the methods by which, and the forms in which payment of the exercise price with respect thereto may be made or deemed to have been made, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(d)	To the extent an Option is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the Option may, if provided in the Award Agreement or if determined by the Committee for any particular Option, shall be deemed automatically exercised immediately before its expiration; provided that, this Section 6(d) shall only apply if the Option is granted to a Participant who is subject to U.S. taxation.

(e)	An Option will not convey to a Participant the right to any Shares or the rights and privileges of a shareholder with respect to the Shares subject to such Option, such as the right to vote or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant upon exercise of such Option.

(f)	No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options (except as provided under Section 5(c)).

Section 7	Shares Appreciation Rights.

The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)	SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(b)	The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided that, except in the case of Substitute Awards, with respect to SARs granted to a Participant who is subject to U.S. taxation, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR, provided further, that notwithstanding any provision herein to the contrary, the exercise or hurdle price per Share shall not at any time fall below the par value of the Shares.

(c)	The term of each SAR shall be fixed by the Committee, but shall not exceed ten (10) years from the date of grant. The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

(d)	Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.

(e)	To the extent a SAR is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the SAR may, if provided in the Award Agreement or if determined by the Committee for any particular SAR, be deemed automatically exercised immediately before its expiration; provided that, this Section 7(e) shall only apply if the SAR is granted to a Participant who is subject to U.S. taxation.

(f)	No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs (except as provided under Section 5(c)).

Section 8	Restricted Shares.

The Committee is authorized to grant Awards of Restricted Shares to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)	The Award Agreement shall specify the vesting schedule.

(b)	Awards of Restricted Shares shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c)	Subject to the restrictions set forth in the applicable Award Agreement, a Participant holding the Restricted Shares granted thereunder generally shall have the rights and privileges of a shareholder with respect to Awards of Restricted Shares, including the right to vote such Restricted Shares and the right to receive dividends.

(d)	The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividends or other distributions paid on Awards of Restricted Shares prior to vesting be paid either in cash or in additional Shares and that such dividends or other distributions may be reinvested in additional Shares; provided that, any such dividends or other distributions (or Shares acquired with them) shall be subject to the same restrictions and risk of forfeiture as the underlying Restricted Shares and shall be paid or released only if and when such Restricted Shares vest.

(e)	Any Award of Restricted Shares may be evidenced by the appropriate entry in the register of members of the Company and in such other manner as the Committee may deem appropriate, including book-entry registration.

(f)	The Committee may provide in an Award Agreement that an Award of Restricted Shares is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Shares, such Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.

Section 9	RSUs.

The Committee is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)	The Award Agreement shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date), provided such deferral and delivery schedule complies with Section 409A of the Code).

(b)	Awards of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c)	An RSU shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such RSU, such as the right to vote or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such RSU.

(d)	The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend equivalents or other distributions paid on Awards of RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and that such dividend equivalents or other distributions may be reinvested in additional Shares; provided that, any such dividend equivalents or other distributions shall be subject to the same vesting conditions as the underlying RSUs and shall be paid only if and when such RSUs vest and are settled.

(e)	Shares delivered upon the vesting and settlement of an RSU Award shall be evidenced by the appropriate entry in the register of members of the Company and in such other manner as the Committee may deem appropriate, including book-entry registration.

(f)	The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.

Section 10	Performance Awards.

The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)	Performance Awards may be denominated as a cash amount, number of Shares or units or a combination thereof and are Awards that may be earned upon achievement or satisfaction of performance conditions as may be specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(b)	Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units, divisions, Subsidiaries or business segments, or on an individual basis. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable such that it does not provide any undue enrichment or harm. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(b) as it may deem necessary or appropriate to ensure compliance with applicable law, the rules and regulations of any securities exchange, trading market or quotation system on which the Shares are listed, quoted or traded, and applicable accounting and tax requirements.

(c)	Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee.

(d)	A Performance Award shall not convey to a Participant the rights and privileges of a shareholder with respect to the Shares subject to such Performance Award, such as the right to vote (except as relates to Restricted Shares) or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such Performance Award. The Committee, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares subject to such Performance Award with respect to any dividends declared during the period that such Performance Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Performance Award, subject to the Participant’s earning of the Shares with respect to which such dividend equivalents are paid upon achievement or satisfaction of performance conditions specified by the Committee. Shares delivered upon the vesting and settlement of a Performance Award may be evidenced by the appropriate entry in the register of members of the Company and in such other manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to Performance Awards that are not earned or otherwise do not vest or settle pursuant to their terms.

(e)	The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.

Section 11	Share Bonus Award.

The Committee may issue unrestricted Shares, or other Awards denominated in Shares, under this Plan to Participants, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Share Bonus Award granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Share Bonus Award so granted shall be subject to such conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement including any transfer restrictions, holding periods or lock-up provisions imposed pursuant to Section 14(k). For the avoidance of doubt, the consideration for a Share Bonus Award may consist of past services rendered or future services to be rendered by the Participant to the Company or an Affiliate, subject to compliance with Section 14(a).

Section 12	Other Cash-Based Awards and Other Share-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Share-Based Awards. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 12 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that, the purchase price of such Awards granted to a Participant who is subject to U.S. taxation therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.

Section 13	Effect of Termination of Service or a Change in Control on Awards.

(a)	The Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the end of a Performance Period or vesting, exercise or settlement of such Award.

(b)	Subject to (A) the last sentence of Section 2(ll) and (B) Section 20, the Committee may determine, in its discretion, whether, and the extent to which, (i) an Award will vest during a leave of absence, (ii) a reduction in service level (for example, from full-time to part-time employment) will cause a reduction, or other change, to an Award and (iii) a leave of absence or reduction in service will be deemed a Termination of Service.

(c)	In the event of a Change in Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards:

(i)	continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;

(ii)	substitution or replacement of such Award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);

(iii)	acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or SAR Award, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or SAR Award without payment of any consideration therefor to the extent such Award is not timely exercised), in each case, either (A) immediately prior to or as of the date of the Change in Control, (B) upon a Participant’s involuntary Termination of Service (including upon a termination of the Participant’s employment by the Company (or a successor corporation or its parent) without Cause, by a Participant for “good reason” and/or due to a Participant’s death or “disability”, as such terms may be defined in the applicable Award Agreement and/or a Participant’s Service Agreement, as the case may be) on or within a specified period following the Change in Control or (C) upon the failure of the successor or surviving entity (or its parent) to continue or assume such Award;

(iv)	in the case of a Performance Award, determination of the level of attainment of the applicable performance condition(s); and

(v)	cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided that, in the case of an Option or SAR Award, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that, the timing of such payment shall comply with Section 409A of the Code.

Section 14	General Provisions Applicable to Awards.

(a)	Awards shall be granted for such cash or other valid consideration, if any, as the Committee determines; provided that, in no event shall any Award be issued for less than the greater of (a) the par value of the Shares subject to such Award; and (b) such other consideration as may be required by applicable law.

(b)	For the purposes of the Plan, the Committee may establish sub-plans or appendices or adopt special provisions in Award Agreements for Participants who are subject to taxation or securities laws of a particular jurisdiction.

(c)	Without limiting the foregoing, the Shares are subject to the then effective memorandum and articles of association of the Company and applicable law.

(d)	Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(e)	Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee and in compliance with Section 409A of the Code. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(f)	Except as may be permitted by the Committee, permitted under applicable securities laws or as specifically provided in an Award Agreement and subject to compliance with applicable securities laws, (i) no Award and no right under any Award shall be assignable, alienable, saleable, pledgeable or transferable by a Participant other than by will or pursuant to Section 14(g) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 14(f) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(g)	A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.

(h)	All certificates, if any, for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates or recorded in applicable book entries to make appropriate reference to such restrictions. Without limiting the foregoing, legends and stop-transfer orders may be used to enforce any lock-up period or transfer restriction imposed under Section 14(k) or any Award Agreement.

(i)	The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Committee’s satisfaction, (ii) as determined by the Committee, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws, stock market or exchange rules and regulations or accounting or tax rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Committee determines is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

(j)	The Committee may, to the extent permitted by applicable law, impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion, which such restrictions may be set forth in any applicable Award Agreement or otherwise.

(k)	Lock-Up Restrictions. All Shares delivered to any Participant under the Plan (including, without limitation, Shares issued pursuant to Share Bonus Awards under Section 11, upon vesting and delivery of Restricted Shares under Section 8, upon settlement of RSUs or Performance Awards, or upon exercise or settlement of Options or SARs) shall be subject to such transfer restrictions and lock-up periods as the Committee may impose in the applicable Award Agreement or otherwise, which may include restrictions on the sale, transfer, assignment, pledge, hypothecation or other disposition of such Shares for such period or periods as the Committee may determine, and which may lapse in one or more installments (for example, with a specified percentage of such Shares becoming freely transferable upon delivery and the remaining Shares becoming freely transferable in installments over one or more periods following delivery), in each case except as may be required by applicable law or court order, and except for sales or withholding of Shares to pay the exercise price of an Option or to satisfy any tax withholding obligations arising in connection with an Award. The Company is authorized to (i) place appropriate legends on share certificates or book-entry notations, (ii) issue stop-transfer orders to the transfer agent, and (iii) require Participants to execute separate lock-up agreements, in each case to enforce the restrictions set forth in this Section 14(k). The Committee may, in its sole discretion, waive, shorten or modify any such lock-up period with respect to any Participant or Award, or as may be necessary or appropriate to comply with applicable law, stock exchange rules or the Company’s insider trading policy.

(l)	Interpretation. In this Plan:

(i)	any forfeiture of Shares described herein will take effect as a surrender of shares for no consideration of such Shares as a matter of Cayman Islands law;

(ii)	any share dividends described herein will take effect as share capitalizations as a matter of Cayman Islands law;

(iii)	the allotment and issuance of Shares pursuant to the terms of this Plan following the exercise of an Option or Award shall be subject to the memorandum and articles of association of the Company, as amended and in effect from time to time; and

(iv)	as a matter of Cayman Islands law, Shares shall not in fact be legally issued, transferred, redeemed, repurchased or forfeited until the time at which the appropriate entries are made in the Register of Members of the Company (which may be maintained by the Company’s transfer agent on the Company’s behalf) (the Register of Members being prima facie evidence of legal title to shares).

Section 15	Amendments and Terminations.

(a)	Amendment or Termination of the Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded, including, without limitation, any amendment that would constitute a material amendment under Nasdaq Listing Rule 5635(c), IM-5635-1 or any successor provision thereto (or the comparable rules of any successor market or exchange), or (ii) subject to Section 5(c) and Section 13, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 19. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary or desirable to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b)	Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee or unless the Award is assumed or substituted by a successor entity.

(c)	Terms of Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted (including by substituting another Award of the same or a different type), prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided that, subject to Section 5(c) and Section 13, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan or Award to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 19. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)	Option and SAR Repricing. Subject to the terms of the Plan and applicable law, the Committee may, from time to time, in its sole discretion and without obtaining stockholder approval, (i) amend any outstanding Option or SAR to reduce its exercise price or base price, (ii) cancel, exchange, or surrender any outstanding Option or SAR in exchange for cash or another Award (whether for purposes of repricing such Award or otherwise), or (iii) cancel, exchange, or surrender any outstanding Option or SAR in exchange for a replacement Option or SAR having an exercise price or base price that is lower than the exercise price or base price of the original Award; provided, however, that with respect to any Award granted to a Participant subject to U.S. federal income taxation, the exercise price or base price may not be reduced below the Fair Market Value of the underlying Shares on the date such action is taken. For the avoidance of doubt, the actions described in this Section 15(d) are expressly authorized under the Plan and may be taken by the Committee without obtaining stockholder approval or the consent of the affected Participant.

Section 16	Miscellaneous.

(a)	No Employee, Consultant, non-employee Director, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b)	The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or any applicable Affiliate may at any time dismiss a Participant from employment or terminate their service relationship, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding on the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.

(c)	No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(d)	Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other Shares-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)	The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary to satisfy all obligations for the payment of such taxes and, unless otherwise determined by the Committee in its discretion, to the extent such withholding would not result in liability classification of such Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10 or any successor accounting rule thereto.

(f)	If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(g)	Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h)	No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i)	Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. Each Participant shall be responsible for obtaining any government or other consent that may be required by any country or any jurisdiction in order to permit the grant, vesting and/or exercise of such Option, SAR and/or similar Awards, including to the registration under the applicable laws. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

(j)	This Plan and any Award Agreement shall be interpreted and enforced so as to comply with the Company’s memorandum and articles of association (as may be amended and restated from time to time) and all applicable laws, statutes, regulations, and governmental requirements. To the extent that any provision of this Plan or any Award Agreement is deemed, in the sole opinion of the Committee, to conflict with the Company’s memorandum and articles of association or to be invalid, illegal, or unenforceable under applicable law, such provision shall be deemed modified to the extent determined by the Committee to render it compliant, valid, legal, and enforceable, while preserving the original intent of the parties as closely as possible. If such modification is not possible, the provision shall be severed, and the remaining provisions of the Plan or Award Agreement shall remain in full force and effect.

(k)	Except as provided in Section 8(c) with respect to Restricted Shares, a recipient of an Award shall not be entitled to any rights, privileges, or benefits as a shareholder of the Company with respect to any Shares underlying an Award unless and until such Share has vested and the person’s name is entered in the Company’s register of members.

Section 17	Effective Date of the Plan.

The Plan shall be effective as of the Effective Date.

Section 18	Term of the Plan.

No Award shall be granted under the Plan after the earlier to occur of (i) the 10-year anniversary of the Effective Date, or (ii) the Board terminates the Plan in accordance with Section 15(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 19	Cancellation or “Clawback” of Awards.

(a)	The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Agreement) or remain in effect, depending on the outcome), violation of material policies, breach of restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(b)	The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time (whether adopted prior to or after the date of grant of an Award), and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.

Section 20	Section 409A and Section 457A of the Code.

With respect to Awards subject to Section 409A or Section 457A of the Code, the Plan is intended to comply with the requirements of Section 409A and Section 457A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted and administrated in a manner that satisfies the requirements of Section 409A and Section 457A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board (or the Committee) considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company or any of its Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A and Section 457A of the Code.

Section 21	Successors and Assigns.

The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 13(c).

Section 22	Notices.

Any notice required or permitted to be given under this Plan or in an Award Agreement is effective when delivered either by email or mail, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

CBL INTERNATIONAL LIMITED
Level 23-2 Menara Permata Sapura
Kuala Lumpur City Centre
50088 Kuala Lumpur
Malaysia

If to a Participant:

At a Participant’s most recent email or mailing address on file with the Company, or at any other address which a Participant may specify in a notice delivered to the Company in the manner set forth herein.

Section 23	Data Protection.

In connection with the Plan, the Company may need to process Personal Data provided by the Participant to the Company or its Affiliates, third party service providers or others acting on the Company’s behalf. Examples of such Personal Data may include, without limitation, the Participant’s name, account information, social security number, tax number and contact information. The Company may process such Personal Data in its legitimate business interests for all purposes relating to the operation and performance of the Plan, including but not limited to:

(a)	administering and maintaining Participant records;

(b)	providing the services described in the Plan;

(c)	providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which such Participant works; and

(d)	responding to public authorities, court orders and legal investigations, as applicable.

The Company may share the Participant’s Personal Data with (i) Affiliates, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third party administrators of the Plan, (vi) third party service providers acting on the Company’s behalf to provide the services described above or (vii) regulators and others, as required by law.

If necessary, the Company may transfer the Participant’s Personal Data to any of the parties mentioned above in a country or territory that may not provide the same level of protection for the information as the Participant’s home country. Any transfer of the Participant’s Personal Data to recipients in a third country shall be made subject to appropriate safeguards or applicable derogations provided for under applicable law. Further information regarding such safeguards or derogations, and any questions regarding this Section 23, may be directed to the Company or the applicable Affiliate.

The terms set forth in this Section 23 are intended to supplement any privacy notice, data protection notice or other disclosure that may be provided by the Company or any applicable Affiliate to the Participant in connection with the processing of the Participant’s Personal Data. In the event of any conflict between the terms of this Section 23 and the terms of any such privacy notice, data protection notice or other disclosure, the terms of such notice or disclosure shall govern to the extent required by applicable law.

The Company will retain Personal Data collected in connection with the Plan for as long as necessary to administer the Plan, comply with applicable legal, accounting and regulatory requirements, or otherwise as permitted or required by applicable law

Section 24	Governing Law.

The Plan and each Award Agreement shall be governed by and construed in accordance with the laws of the State of New York, without application of the conflicts of law principles thereof.

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